Loop Media, Inc. 10-K

Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Loop Media, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Jon Niermann, the Principal Executive Officer, and James Cerna, the Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2021

/s/ Jon Niermann

Jon Niermann
Chief Executive Officer (Principal Executive Officer)

Date: April 15, 2021

/s/ Jim Cerna

Jim Cerna
Chief Financial Officer (Principal Financial Officer)

The foregoing certifications are not deemed filed with the United States Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), and are not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.